UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 19, 2017

TWO RIVERS WATER & FARMING COMPANY
(Exact name of registrant as specified in charter)

Colorado
(State or other jurisdiction of incorporation)

000-51139	13-4228144
(Commission File Number)	(IRS Employee Identification No.)

3025 S Parker Rd., Ste 140, Aurora, CO	80014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(303) 222-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SECTION 7 – REGULATION FD DISCLOSURE

ITEM 7.01 Regulation FD Disclosure

Investor Email Update

The information in this Item 7.01 of this Current Report is furnished pursuant to Item 7.01 and shall not be deemed "filed" for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

Two Rivers Water & Farming Company, through its subsidiary Water Redevelopment Company, has begun a pilot program to deliver agricultural (ag) water to outdoor marijuana growers in the HCIC ditch system service area.

There is additional water demand in the area from users that do not have proper ditches and measuring devices to receive water through our system. Our ditch supervisor recognized this as a potential market and after clearing it with the local water commissioner, approached users in the area and discovered a need for ag water to be delivered on site by us.

A surplus tanker trailer (pictured above) was leased to the company for the sum of $1/ year by a Two Rivers' board member to be used in the pilot program. The first load of water was delivered on June 30, 2017.

In addition, our ditch supervisor recognized a market for local cattle producers needing water.  We are in the process of securing agreements for water delivery to them.

With this years' snow melt and rain runoff, after supplying the above demand, we have enough water to provide additional ag water to other users within our service area in Pueblo County.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TWO RIVERS WATER & FARMING COMPANY
(Registrant)

Dated: July 20, 2017	By:	/s/ Wayne Harding
Wayne Harding, Chief Executive Officer